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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Pre-Effective Amendment No. 2 to the Registration Statement (Form S-1 No. 333-88427 on Form S-3) and related prospectus of Genetronics Biomedical Ltd. for the registration of 4,142,611 shares of its common stock and to the incorporation by reference therein of our report dated May 3, 2000, with respect to the consolidated financial statements of Genetronics Biomedical Ltd. included in its Annual Report (Form 10-K) for the year ended March 31, 2000, filed with the Securities and Exchange Commission.



                                             /s/ ERNST & YOUNG LLP

Vancouver, Canada,
August 10, 2000                               Chartered Accountants